UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 28, 2007

NEUROBIOLOGICAL TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-23280	94-3049219
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2000 Powell Street, Suite 800, Emeryville, California	94608
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 595-6000

NOT APPLICABLE

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On September 28, 2007, Neurobiological Technologies, Inc. (the “Company”) received a staff determination letter from the Listing Qualifications Department of The NASDAQ Stock Market indicating that the Company fails to comply with the market value of listed securities requirement for continued listing on the NASDAQ Capital Market, as set forth in NASDAQ Marketplace Rule 4310(c)(3)(B) and therefore that its securities are subject to potential delisting from the NASDAQ Capital Market. The Company has requested a hearing to appeal the Staff Determination. Delisting actions have been stayed pending the completion of the appeal, which is expected to be heard in 3 to 6 weeks. There can be no assurance that the hearing panel will grant the Company’s request for continued listing. The Company anticipates that it will regain compliance with this listing requirement if it is able to complete its planned public offering of common stock, which is expected to close in October 2007.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: September 28, 2007

NEUROBIOLOGICAL TECHNOLOGIES, INC.

By:	/S/ CRAIG W. CARLSON
Craig W. Carlson Chief Financial Officer